Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Patrick McClain
Chief Financial Officer
patrick.mcclain@falconstor.com

FalconStor Software Announces Fourth Quarter and Fiscal Year 2017 Results

AUSTIN, TX, March 22, 2018 - FalconStor Software, Inc. (OTCQB: FALC), a market leader in storage software, today announced financial results for its fourth quarter and fiscal year ended December 31, 2017.

“Q4 continues the return to profitability first delivered in Q3 2017, and powered the company to an annual profit for 2017, the first since 2008. This performance further demonstrates the stability our strategic restructuring is creating” stated Todd Brooks, CEO of FalconStor. “In addition to the improved operating performance, the increased engagement we experienced in Q4 with our global partner and end-user base has been encouraging, and has created momentum to support our growth and product innovation efforts.”

Mr. Brooks added "despite the improved operating results, the Company's cash position continued to deteriorate in 2017. Accordingly to facilitate the ability of the Company to continue in operations and implement its turn-around strategy, the Company closed on the previously announced Commitment with Hale Capital." Mr. Brooks further noted "that the implementation of the turn-around strategy is further enhanced by the June 30, 2021 maturity date for the Commitment and the agreement of Hale Capital Partners as part of the Commitment to postpone the fixed date for mandatory redemption requests on the Company's Series A redeemable preferred stock to July 30, 2021."

Financial Overview:

	Three Months Ended December 31,				Change Period to Period
(in millions except per share data)	2017		2016
Total revenue	$6.3	100%	$7.4	100%	$(1.2)	(16)%
Total cost of revenue	$1.1	17%	$1.9	26%	$(0.8)	(43)%
Total operating expenses	$3.8	61%	$6.1	82%	$(2.3)	(38)%
Operating income (loss) (GAAP)	$1.4	22%	$(0.6)	(8)%	$2.0	*
Net income (loss) (GAAP)	$1.4	22%	$(1.2)	(16)%	$2.7	*
Diluted EPS GAAP	$0.02		$(0.05)		$0.07

For the three months ended December 31, 2017 we delivered net GAAP operating income of $1.4 million on revenues of $6.3 million. Included in operating results above for the three months ended December 31, 2017 and 2016 were $0.1 million and $(0.1) million of share-based compensation expense, respectively, and $0.2 million and $0.3 million of severance expense, respectively.

	Twelve Months Ended December 31, 2017				Change Period to Period
(in millions except per share data)	2017		2016
Total revenue	$25.2	100%	$30.3	100%	$(5.1)	(17)%
Total cost of revenue	$5.5	22%	$8.3	27%	$(2.7)	(33)%
Total operating expenses	$18.6	74%	$32.3	107%	$(13.7)	(42)%
Operating income (loss) (GAAP)	$1.0	4%	$(10.3)	(34)%	$11.3	*
Net income (loss) (GAAP)	$1.1	4%	$(11.0)	(36)%	$12.1	*
Diluted EPS GAAP	$—		$(0.30)		$0.30

For the twelve months ended December 31, 2017 we have delivered GAAP net operating income of $1.0 million as compared to a net operating loss of $10.3 million for the same period last year. Included in operating results above for the twelve months ended December 31, 2017 and 2016 were $0.4 million and $2.3 million of share-based compensation expense, respectively, and $1.2 million and $1.7 million of severance expense, respectively. Included in net income (loss) for the twelve months ended December 31, 2017 and 2016 was an income tax provision of $0.0 million and $0.6 million, respectively. Due to cost reduction initiatives during 2017 we improved net income by $12.1 million for the twelve months ended December 31, 2017 as compared to the prior year period.

Deferred revenue at December 31, 2017 was $18.4 million, compared with $23.7 million at December 31, 2016. Our cash balance at December 31, 2017 was $1.0 million, compared with $3.4 million at December 31, 2016.

	Three Months Ended,
(in millions except per share data)	December 31, 2017	September 30, 2017	December 31, 2016
Revenue	$6.3	$6.1	$7.4
Bookings	$5.7	$3.5	$8.4
Non-GAAP Expenses	$4.7	$5.0	$8.1
Non-GAAP Gross Margin	83%	80%	74%
Non-GAAP Operating Income (Loss)	$1.5	$1.1	$(0.7)
Non-GAAP Net Income (Loss)	$1.5	$1.2	$(1.3)
Non-GAAP Diluted EPS	$0.03	$0.02	$0.03
Cash (used in) provided by operations	$(1.0)	$0.1	$(9.4)

•
In June 2017, our Board of Directors, approved a comprehensive plan to increase operating performance (the “2017 Plan”). The 2017 Plan has resulted in a realignment and reduction in workforce and a change in the leadership of the Company. The 2017 Plan is substantially complete and we ended the quarter with 81 employees worldwide. In connection with the 2017 Plan, the Company has incurred severance expense of $1.2 million. In making these changes, we prioritized customer support and development while consolidating operations and streamlining direct sales resources, therefore allowing us to focus on our install base and develop more efficient market channels.

•	During 2017, we continued to innovate and further enhance our products.

Non-GAAP results exclude the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock. A reconciliation between GAAP and non-GAAP information is provided on page 7 of this release.

Closing Commitment
As previously announced, In February 2018, the Company and HCP-FVA, LLC (“HCP-FVA”) entered into the Amended and Restated Loan Agreement and closed on a previously announced Commitment whereby HCP-FVA agreed to provide an aggregate of $3,000,000 of financing (inclusive of the Bridge Loan described below) to the Company. As part of the Commitment, the Company issued HCP-FVA additional Backstop Warrants to purchase 41,577,382 shares of Common Stock at a nominal exercise price and Financing Warrants to purchase 366,990,000 shares of Common Stock at a nominal exercise. The Company previously issued 13,859,128  Backstop Warrants to HCP-FVA in connection with a $500,000 Bridge Loan provided by HCP-FVA in November 2017.

The Company intends to offer to FalconStor stockholders as of November 17, 2017 who are accredited investors the opportunity to purchase Units consisting of Financing Warrants, Senior Secured Debt and Series A redeemable convertible preferred stock held by HCP-FVA.  For more information concerning the commitment and the financing, please see the Company’s Form 8-K filed February 26,2018.

Company Headquarters
The Company has been transitioning the movement of its principal executive officers to 823 Congress Avenue, Suite 1300, Austin, Texas 78701. This transition has been completed and going forward the Company’s public filings will reflect this new address as the Company’s principal executive officers. The Company continues to retain its officers in Melville, New York and is actively seeking to sublet a significant portion of its Melville office space.

Conference Call
The Company will host a conference call to discuss its financial results on Thursday, March 22, 2018 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-800-289-0438
International: +1-323-994-2083
Conference ID: 5521730

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.com/FalconStor-Q4-2017-Earnings-Call-Registration

Meeting: FalconStor Q4 2017 Earnings

Meeting Password: Q417meeting

Meeting Number: 793 135 872

A conference call replay will be available beginning Thursday, March 22, 2018 at 7:30 p.m. EDT through 7:30 p.m. EDT on March 29, 2018. To listen to the replay of the call, dial: Toll Free: 1-888-203-1112; International: +1 719-457-0820; Passcode: 5521730

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software, Inc. (OTCQB: FALC) is a leading storage software company offering a converged data services software platform that is hardware agnostic. Our open, integrated flagship solution FreeStor® reduces vendor lock-in and gives enterprises the freedom to choose the applications and hardware components that make the best sense for their business. We empower organizations to modernize their data center with the right performance, in the right location, all while protecting existing investments. FalconStor’s mission is to maximize data availability and system uptime to ensure nonstop business productivity while simplifying data management to reduce operational costs. Our award-winning solutions are available and supported worldwide by OEMs as well as leading service providers, system integrators, resellers and FalconStor. The Company is headquartered in Austin, TX. with additional offices in Melville, N.Y., and throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, FreeStor and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,011,472	$3,391,528
Accounts receivable, net	4,168,015	5,003,972
Prepaid expenses and other current assets	1,244,494	1,245,085
Inventory	—	6,181
Total current assets	6,423,981	9,646,766
Property and equipment, net	636,112	1,174,942
Deferred tax assets, net	590,977	577,735
Software development costs, net	279,414	547,558
Other assets, net	992,760	973,949
Goodwill	4,150,339	4,150,339
Other intangible assets, net	141,631	209,456
Total assets	$13,215,214	$17,280,745
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,092,864	$419,877
Accrued expenses	4,376,235	4,471,010
Short-term loan, net of debt issuance costs and discounts	370,151	—
Deferred revenue, net	11,760,327	15,236,123
Total current liabilities	17,599,577	20,127,010
Other long-term liabilities	1,154,512	1,170,844
Deferred tax liabilities, net	85,559	254,776
Deferred revenue, net	6,600,363	8,430,692
Total liabilities	25,440,011	29,983,322
Commitments and contingencies
Series A redeemable convertible preferred stock	9,000,000	9,000,000
Total stockholders' deficit	(21,224,797)	(21,702,577)
Total liabilities and stockholders' deficit	$13,215,214	$17,280,745

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue:
Product revenue	$2,422,280	$2,650,901	$8,972,112	$10,116,897
Support and services revenue	3,859,409	4,785,353	16,188,451	20,146,449
Total revenue	6,281,689	7,436,254	25,160,563	30,263,346
Cost of revenue:
Product	115,971	222,213	785,535	932,446
Support and service	967,182	1,676,129	4,755,464	7,351,857
Total cost of revenue	1,083,153	1,898,342	5,540,999	8,284,303
Gross profit	$5,198,536	$5,537,912	$19,619,564	$21,979,043
Operating expenses:
Research and development costs	980,392	2,227,278	6,517,050	11,702,956
Selling and marketing	831,664	2,533,442	6,120,655	13,918,493
General and administrative	1,988,943	1,369,840	6,119,513	6,470,579
Restructuring costs (benefit)	—	—	(159,597)	177,389
Total operating expenses	3,800,999	6,130,560	18,597,621	32,269,417
Operating income (loss)	1,397,537	(592,648)	1,021,943	(10,290,374)
Interest and other (loss) income, net	(222,057)	(386,610)	38,064	(121,213)
Income (loss) before income taxes	1,175,480	(979,258)	1,060,007	(10,411,587)
Provision (benefit) for income taxes	(199,746)	211,869	7,606	587,207
Net income (loss)	$1,375,226	$(1,191,127)	$1,052,401	$(10,998,794)
Less: Accrual of Series A redeemable convertible preferred stock dividends	238,379	195,904	873,043	777,890
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	—	668,177	—	1,181,446
Net income (loss) attributable to common stockholders	$1,136,847	$(2,055,208)	$179,358	$(12,958,130)
Basic net income (loss) per share attributable to common stockholders	$0.03	$(0.05)	$—	$(0.30)
Diluted net income (loss) per share attributable to common stockholders	$0.02	$(0.05)	$—	$(0.30)
Weighted average basic shares outstanding	44,563,490	43,818,413	44,413,061	43,091,878
Weighted average diluted shares outstanding	51,938,922	43,818,413	49,194,706	43,091,878

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
GAAP income (loss) from operations	$1,397,537	$(592,648)	$1,021,943	$(10,290,374)
Non-cash stock option expense (1)	140,961	(63,944)	422,953	2,328,218
Restructuring costs (3)	—	—	(159,597)	177,389
Non-GAAP (loss) income from operations	$1,538,498	$(656,592)	$1,285,299	$(7,784,767)

GAAP net loss attributable to common stockholders	$1,136,847	$(2,055,208)	$179,358	$(12,958,130)
Non-cash stock option expense, net of income taxes (2)	140,961	(63,944)	422,953	2,328,218
Restructuring costs (3)	—	—	(159,597)	177,389
Effects of Series A redeemable convertible preferred stock (4)	238,379	864,081	873,043	1,959,336
Non-GAAP net (loss) income	$1,516,187	$(1,255,071)	$1,315,757	$(8,493,187)

GAAP gross margin	83%	74%	78%	73%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	83%	74%	78%	73%

GAAP gross margin - Product	95%	92%	91%	91%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	95%	92%	91%	91%

GAAP gross margin - Support and Service	75%	65%	71%	64%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Support and Service	75%	65%	71%	64%

GAAP operating margin	(8%)	(8%)	4%	(34%)
Non-cash stock option expense (1)	2%	(1%)	2%	8%
Restructuring costs (3)	0%	0%	(1%)	1%
Non-GAAP operating margin	(6%)	(9%)	5%	(26%)

GAAP Basic EPS	$0.03	$(0.05)	$0.00	$(0.30)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00	0.01	0.05
Restructuring costs (3)	0.00	0.00	0.00	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.00	0.02	0.02	0.05
Non-GAAP Basic EPS	$0.03	$(0.03)	$0.03	$(0.20)

GAAP Diluted EPS	$0.02	$(0.05)	$0.00	$(0.30)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00	0.01	0.05
Restructuring costs (3)	0.00	0.00	0.00	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.01	0.02	0.02	0.05
Non-GAAP Diluted EPS	$0.03	$(0.03)	$0.03	$(0.20)

Weighted average basic shares outstanding (GAAP and as adjusted)	44,563,490	43,818,413	44,413,061	43,091,878
Weighted average diluted shares outstanding (GAAP and as adjusted)	51,938,922	43,818,413	49,194,706	43,091,878

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Cost of revenues - Support and Service	8,894	(4,618)	64,427	80,903
Research and development costs	21,045	1,229	233,955	1,653,336
Selling and marketing	8,108	9,502	48,286	241,481
General and administrative	102,914	(70,057)	76,285	352,498
Total non-cash stock based compensation expense	$140,961	$(63,944)	$422,953	$2,328,218

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, net of related income tax effects. For the three and twelve months ended December 31, 2017 and 2016, the tax expense for both GAAP and Non-GAAP basis approximate the same amount. Included in share-based compensation expense for the twelve months ended December 31, 2017 and 2016 was $0.0 million and $1.5 million, respectively, related to costs associated with our exclusive source code license and development agreement which were paid through the issuance of our common stock.

(3)	Represents restructuring costs which were incurred during each respective period presented.

(4)	Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and accrual of Series A redeemable convertible preferred stock dividends.